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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K /A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 2, 2005

Daybreak Mines, Inc.

(Exact Name of Registrant as Specified in its Charter)

Washington	000-50107	91-0626366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 W. Main Ave., Suite 1017, Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 462-0315

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (3-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

This Item replaces the information previously filed on October 14, 2005 because the gross proceeds from sales at September 2, 2005 were incorrectly stated.

ITEM 3.02 UNREGISTERED SALES OF SECURITIES.

The Company is conducting a private placement offering of 4,000,000 Shares of its Common Stock ("Shares").  The Shares are offered at a price of $0.25 per share.

The Shares are offered for sale on a “Best Efforts” basis by the Company’s officers and directors.  At September 2, 2005 a total of 1,056,000 shares had been sold resulting in gross proceed of $ 264 ,000.  As of October 7, 2005 an aggregate total of 2,600,000 shares have been sold resulting in gross proceeds of $650,000. No commissions were paid directly of indirectly to any person in connection with the sale of the Shares.

The securities were offered pursuant to exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D.  To date there are a total of 28 purchasers each of whom is an accredited investor.  A legend is placed on each certificate indicating that the shares have not been registered and are restricted from resale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYBREAK  MINES, INC.

/s/ Robert N Martin

By:_________________________________

Robert N. Martin, President

Date:     October 1 7 , 2005